Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-76078) of Albany International Corp. of our report dated June 19, 2008 relating to the financial statements of Albany International Corp. Prosperity Plus Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York
June 25, 2008

12